SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                         |X|
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Check the appropriate box:

|_| Preliminary Proxy Statement     |_| Confidential, For Use of the Commission
|X| Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                         STREICHER MOBILE FUELING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
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(2) Form, Schedule or Registration Statement no.:
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(3) Filing Party:
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(4) Date Filed:
               -----------------------------------------------------------------

                         STREICHER MOBILE FUELING, INC.
                     800 WEST CYPRESS CREEK ROAD, SUITE 580
                         FORT LAUDERDALE, FLORIDA 33309


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 21, 2002


To the Shareholders of
Streicher Mobile Fueling, Inc.

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Streicher Mobile Fueling, Inc. will be held at Sheraton Suites Cypress Creek, 555 NW 62nd Street, Fort Lauderdale, Florida, on November 21, 2002 beginning at 9:00 a.m. local time. At the meeting, shareholders will act on the following matters:

     o    Elect seven  directors  to the  Company's  Board of Directors to serve
          until  the  next  Annual  Meeting  of   Shareholders  or  until  their
          successors are elected; and

     o    Any other matters that may properly come before the meeting.

     Only shareholders of record at the close of business on September 30, 2002 are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

     Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.


                                By Order of the Board of Directors
                                RICHARD E. GATHRIGHT
                                Chief Executive Officer, President and Director

October 11, 2002
Fort Lauderdale, Florida

                         STREICHER MOBILE FUELING, INC.
                     800 WEST CYPRESS CREEK ROAD, SUITE 580
                         FORT LAUDERDALE, FLORIDA 33309

                       -----------------------------------
                                 PROXY STATEMENT
                       -----------------------------------

      This proxy statement contains information related to the Annual Meeting of Shareholders to be held on November 21, 2002 at 9:00 a.m. local time, at Sheraton Suites Cypress Creek, 555 NW 62nd Street, Fort Lauderdale, Florida, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Streicher Mobile Fueling, Inc. The proxy materials relating to the annual meeting are being mailed to shareholders entitled to vote at the meeting prior to October 28, 2002.

                                ABOUT THE MEETING


WHY ARE WE CALLING THIS ANNUAL MEETING?

      We are calling the annual meeting to seek the approval of our shareholders to:

      o Elect seven directors to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected; and

      o  Any other matters that may properly come before the meeting.


WHAT ARE THE BOARD'S RECOMMENDATIONS?

      Our Board believes that the election of the nominated directors are advisable and in the best interests of Streicher Mobile Fueling, Inc. and its shareholders and recommends that you vote FOR the nominees.


WHO IS ENTITLED TO VOTE AT THE MEETING?

      Only shareholders of record at the close of business on the record date, September 30, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our common stock are entitled to one vote per share on each matter to be voted upon.

      As of the record date, we had 7,215,469 outstanding shares of common stock.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.


WHAT CONSTITUTES A QUORUM?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.


HOW DO I VOTE?

     You can vote on matters that come before the annual meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

     Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

     If you attend the annual meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.


WHAT IF I VOTE AND THEN CHANGE MY MIND?

     You may revoke your proxy at any time before it is exercised by:

     o filing with the Secretary of Streicher Mobile Fueling, Inc. a notice of revocation;

     o    sending in another duly executed proxy bearing a later date; or

     o    attending the meeting and casting your vote in person.

     Your latest vote will be the vote that is counted.

WHAT VOTE IS REQUIRED TO APPROVE THE ITEMS OF BUSINESS?

      For purposes of electing directors, the nominees receiving the greatest number of votes of common stock shall be elected directors. Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of the majority of our outstanding common stock represented in person or by proxy and entitled to vote at the meeting (unless such matter requires a greater vote under our Articles of Incorporation).


WILL OUR INDEPENDENT AUDITORS BE PRESENT AT THE ANNUAL MEETING?

      A representative of KPMG LLP, our independent auditors, is expected to be in attendance at the annual meeting and to be available to respond to questions.


HOW ARE WE SOLICITING THIS PROXY?

      We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of the officers and other employees of Streicher Mobile Fueling, Inc. also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

          PROPOSAL TO ELECT SEVEN INDIVIDUALS TO THE BOARD OF DIRECTORS

                                (PROPOSAL NO. 1)


NOMINEES

      The Board has fixed at seven the number of directors that will constitute the Board for the ensuing year. Each director elected at the annual meeting will serve for a term expiring at the 2003 Annual Meeting of Shareholders, or until his successor has been duly elected and qualified. Wendell R. Beard, Richard E. Gathright, C. Rodney O'Connor, Robert S. Picow and W. Greg Ryberg, each of whom is an incumbent director, and Sherrill W. Hudson and Larry S. Mulkey, each of whom is a new nominee, have been nominated to be elected at the annual meeting by the holders of common stock and proxies will be voted for such persons absent contrary instructions.

      Our Board has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board, unless it is directed by a proxy to do otherwise.

      Each of the  nominees  for  election  as a  director,  except for  Messrs.
Hudson and Mulkey, is a current member of our Board. Mr. O'Connor has served as a director since 1999, and Mr. Beard, Mr. Gathright, Mr. Picow and Mr. Ryberg have served as directors since 2001.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
              THE ELECTION OF EACH OF THE SEVEN INDIVIDUALS TO THE
                               BOARD OF DIRECTORS

                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

      Our executive officers, directors and director nominees are as follows:

       Name                   Age            Position and Office
----------------------        ---   ----------------------------------------
Richard E. Gathright          48    Chief Executive Officer, President
                                      and Director
Michael S. Shore              34    Senior Vice President, Chief Financial
                                      Officer, Secretary and Treasurer
Gary G. Williams              46    Senior Vice President,
                                      Commercial Operations
Paul C. Vinger                32    Vice President,
                                      Corporate Planning and Operations
Timothy W. Koshollek          38    Vice President, Marketing
Wendell R. Beard              75    Director
Sherrill W. Hudson            59    Nominee
Larry S. Mulkey               59    Nominee
C. Rodney O'Connor            69    Director
Robert S. Picow               47    Director
W. Greg Ryberg                55    Director
Joseph M. Murphy              55    Director
Stanley H. Streicher          59    Chairman of the Board


      MR. GATHRIGHT has been Chief Executive Officer and President of the Company since November 2000 and a Director since March 2001. He is responsible for the management of all business affairs of the Company, reporting directly to the Board of Directors. He was an advisor on operational and financial matters to the senior management of several domestic and international energy companies from January 2000 through October 2000. From September 1996 to December 1999, he was President and Chief Operating Officer of TransMontaigne Inc., a Denver-based publicly owned company providing logistical services to major energy companies and large industrial customers; a Director from April 1995 to December 1999; Executive Vice President from April 1995 to September 1996; and from December 1993 to April 1995 was President and Chief Operating Officer of a predecessor of TransMontaigne. From 1988 to 1993, he was President and Director of North American Operations for Aberdeen Petroleum PLC, a London-based public company engaged in international oil and gas operations, also serving on its Board of Directors. Prior to joining Aberdeen, he held a number of positions in the energy industry in the areas of procurement, operations and management of oil and gas assets.

      MR. SHORE has been Senior Vice President, Chief Financial Officer and Chief Information Officer since February 2002. Prior to joining the Company, he was CEO and President of Shore Strategic and Financial Consulting, providing financial, management and information systems technology services to corporate clients in the United States and Latin America. From 1998 to 2000, he served as Director of Finance/Controller for the North American Zone Operations of Paris-based Club Mediterranee. From 1996 to 1998, he was Vice President of Finance/Controller for Interfoods of America, Inc., the largest Popeyes Fried Chicken & Biscuits franchisee. From 1994 to 1996, he was the Manager of Accounting for Arby's, Inc. Mr. Shore began his professional career in 1990 with Arthur Andersen & Company where he became a Senior Auditor.

      MR. WILLIAMS has been Senior Vice President, Commercial Operations for the Company since February 2001, responsible for Marketing and Sales and Product Procurement. From 1995 to February 2001, he was Vice President of Marketing for the supply, distribution and marketing subsidiary of TransMontaigne Inc., managing wholesale marketing functions in the Mid-Continent, Southeast and Mid-Atlantic and serving on that company's senior risk management committee. From 1987 to 1995, he was Regional Manager for Kerr-McGee Refining Corporation, responsible for unbranded petroleum product sales in its southeastern United States 11 state marketing region. Prior to 1987, Mr. Williams held various positions in the product procurement, marketing and sales, and trucking sectors of the petroleum industry.

      MR. VINGER has been Vice President, Corporate Planning and Operations for the Company since August 2001, managing fleet and field operations and responsible for corporate planning and analysis; and from December 2000 to August 2001, he was Director of Corporate Planning. He was Senior Analyst of Corporate Planning and Finance for TransMontaigne Inc. from September 1998 to December 2000, responsible for operations and acquisitions analyses and the management of supply scheduling and product allocations. From 1997 to 1998, he was a Manager of Terminal Operations for TransMontaigne Inc. responsible for petroleum product and chemical terminals. From 1994 to 1997, he was a Research Associate for E. I. Dupont. From 1991 to 2001, Mr. Vinger served to the rank of Captain in the United States Military.

      MR. KOSHOLLEK has been Vice President, Marketing for the Company since March 1998. From October 1996 to March 1998, he was Vice President of Marketing and Operations for the Company and from 1994 to October 1996 served in the same position for Streicher Enterprises, Inc., the Company's predecessor. From 1992 to 1993, he was an owner and the General Manager of Premier Wholesale Seafood Exchange, Inc. From 1989 to 1992, he was an Operations Manager of Streicher Enterprises, Inc. responsible for its Southeast division fuel delivery operations. From 1986 to 1988, Mr. Koshollek was Sales and Maintenance Manager of Kay Yacht Management, Inc., responsible for new customer sales, set-up and maintenance programs.

      MR. BEARD has served as a Director of the Company since July 2001. He retired from Ryder System, Inc. in June 1994 after 17 years of service, the last three years as Executive Vice President, responsible for corporate public relations, advertising, government relations, special events and the Ryder Foundation. From August 1989 to June 1991, he served as Senior Vice President and from August 1987 to August 1989 as Vice President. From 1977 to 1984, he was Vice President of Corporate Development for Truck Stops Corporation of America, a Ryder subsidiary. He has served on the Executive Committee of the American
Trucking Association, and for the past 16 years has been an advisor to the Truck Rental and Leasing Association. He is a board and/or committee member on numerous civic organizations.

      MR. HUDSON retired from Deloitte & Touche LLP in August 2002 after 37 years of service, the last 19 years in the Miami office as the managing partner for South Florida and Puerto Rico, as well as having oversight responsibility for all Deloitte's Florida offices for most of that time. From 1976 to 1983, he served as managing partner of the firm's Dayton, Ohio office. Mr. Hudson joined Deloitte & Touche in Dayton as an auditor in 1965, and became a partner in 1974. He has served a number of Fortune 500 and other publicly held clients. Mr. Hudson is recognized as one of Miami's most active community leaders. His past community activities have included service as president/chair of the following organizations: Greater Miami Chamber of Commerce, Florida International University Foundation, the Orange Bowl Committee and the Zoological Society of Florida. Mr. Hudson continues to be involved on the boards of these and many other community organizations.

      MR. MULKEY is currently the CEO and President of Mulkey & Associates, Inc. which provides consulting services specializing in transportation and logistics, business strategy, and real estate. He retired from Ryder System, Inc. in 1997 after 31 years of service, the last five years as President of Worldwide Logistics and a member of the executive committee. Mr. Mulkey has served as a board and/or committee chairman in numerous organizations, including the American Trucking Association, and was the 1997 recipient of the Distinguished Service Award of the Council of Logistics Management which is the highest honor in the logistics industry.

      MR. O'CONNOR has served as a Director of the Company since July 1999. Since 1976, he has been the Chairman and Chief Executive Officer of Cameron Associates, Inc., a financial communications firm. Prior to 1976, he served in numerous positions over a 20-year period in the investment industry with Kidder Peabody and Bear Stearns. Mr. O'Connor also serves as a director of Atrix Laboratories, Inc., a publicly traded specialty pharmaceutical company focused on advanced drug delivery.

      MR. PICOW has served as a Director of the Company since March 2001. Since June 2001 he has served a Director of Fundamental Management Corporation, a private fund management company and since 1998, as a director of SBA Communications Corporation, a publicly traded company. From June 1996 to August 1997, he served as the Vice Chairman of Brightpoint, Inc., a publicly traded company and was its President from June 1996 until October 1997. In 1981, Mr. Picow founded Allied Communications, Inc., a distributor of communications equipment and was its Chairman, Chief Executive Officer and President until its merger in 1996 with Brightpoint. For the past year he has served on the Board of Trustees for the Children's Place at Homesafe.

      MR. RYBERG has served as a Director of the Company since July 2001. He has been a South Carolina State Senator since 1992 serving on numerous Senate Committees. Since July 1999, he has been Chief Executive Officer and President of REI, Inc., a wholesale fuel distributor. From 1977 to 1999, he was President of R&H Maxxon, Inc., an Exxon wholesale fuel distributor and the owner and operator of gasoline convenience stores. In July of 1999, R&H Maxxon was sold to The Pantry, Inc. together with its chain of 53 convenience stores, with the wholesale fuel business retained as REI, Inc. Mr. Ryberg additionally serves on numerous boards and commissions and was the 1998 Ernst and Young Entrepreneur of the Year for the Carolinas in the retail/wholesale/distribution category.

      MR. MURPHY has served as a Director of the Company since January 1997. In June 2002, Mr. Murphy joined Best Buy Company, Inc. in Eden Prairie, MN as Vice President of Executive Recruiting. From 1983 to April 2002, Mr. Murphy was Chief Executive Officer and President of Murphy Management, a management consulting and executive search firm he founded, specializing in the retail, general merchandise, supermarket and food industries. In April 2002, Murphy Management merged with the Bentley Group in Boynton Beach, Florida. Prior to 1983 Mr. Murphy held executive positions in human resources and operations in the supermarket and retail industries. Mr. Murphy is not standing for reelection at this annual meeting.

      MR. STREICHER has served as Chairman of the Company's Board of Directors since November 2000. He founded the Company in October 1996 and was Chairman, President and Chief Executive Officer until November 2000. From 1979 to October 1996, he operated various businesses engaged in supplying energy services, including mobile fueling. From 1972 to 1979, he was Supervisor of Receiving for AT&T at its Montgomery, Alabama Material Management Center, where he designed systems to expedite material and equipment handling. From 1965 to 1972, Mr. Streicher served to the rank of Captain in the United States Military in various leadership capacities, including the command of an aviation division. Mr. Streicher is not standing for reelection at this annual meeting.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that our directors and executive officers and persons who own more than ten percent of the our common stock, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

      To our knowledge, based solely on review of the copies of such reports furnished to us and representations that no other reports were required, during the five-month transition period ended June 30, 2001 and the fiscal year ended June 30, 2002, all of the Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with exception that one Form 4 (Statements of Changes in Beneficial Ownership) was not filed on a timely basis for a total of four transactions by C. Rodney O'Connor.

SUMMARY COMPENSATION TABLE

      The following table sets forth certain summary information concerning compensation paid or accrued by the Company for on behalf of our Chairman and former Chief Executive Officer, our present Chief Executive Officer, and two other executive officers (the "Named Executive Officers") for the following periods:

      February 1, 1999 through January 31, 2000
      February 1, 2000 through January 31, 2001
      February 1, 2001 through June 30, 2001
      July 1, 2001 through June 30, 2002

      No other executive officer's salary and bonus equaled or exceeded $100,000 for such years.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long Term
                                                                                        Compensation
                                                                                           Awards
                                                                                         Securities
                                                                                         Underlying         All Other
     Name and Principal Position            Periods       Salary           Bonus           Options        Compensation
----------------------------------     ----------------  ---------       --------       ------------      ------------
Stanley H. Streicher,                  7/1/01 - 6/30/02  $ 276,924             --             --                --
   Chairman of the Board               2/1/01 - 6/30/01  $ 126,923             --             --           $13,673 (1)
   and former Chief Executive          2/1/00 - 1/31/01  $ 334,231             --             --                --
   Officer                             2/1/99 - 1/31/00  $ 279,760        $ 37,600            --                --

Richard E. Gathright,                  7/1/01 - 6/30/02  $ 299,999             --             --                --
    Chief Executive Officer            2/1/01 - 6/30/01  $ 126,923             --             --                --
    and President                      2/1/00 - 1/31/01  $  65,769             --          500,000              --
                                       2/1/99 - 1/31/00        --              --             --                --

Gary G. Williams                       7/1/01 - 6/30/02  $ 140,000             --             --                --
   Senior Vice President,              2/1/01 - 6/30/01  $  51,154             --           80,000              --
   Commercial Operations               2/1/00 - 1/31/01        --              --             --                --
                                       2/1/99 - 1/31/00        --              --             --                --

Timothy W. Koshollek                   7/1/01 - 6/30/02  $ 102,471             --           15,000              --
    Vice President,                    2/1/01 - 6/30/01  $  39,535             --              --               --
    Marketing and Sales                2/1/00 - 1/31/01  $  87,923             --           40,000              --
                                       2/1/99 - 1/31/00  $ 132,565             --           15,000              --

---------------
(1) Compensation for transfer of title to automobile.

      The aggregate amount of perquisites and other personal benefits provided to each named Executive Officer is less than 10% of the total annual salary and bonus of such officer.

EMPLOYMENT CONTRACTS

      The Company entered into a three-year employment agreement with Stanley H. Streicher on November 1, 2000, pursuant to which Mr. Streicher serves as Chairman of the Board of Directors and performs other functions requested by the Company. The agreement provides for an annual salary of $300,000plus bonuses, if any, as determined by the Board, and further provides that 980,000 stock options held by Mr. Streicher will be forfeited to the Company, without additional consideration, upon the request of the Board. On December 21, 2000, Mr. Streicher forfeited these stock options in response to such a request. The agreement further provides that it may be terminated by the Company at any time and for any reason. If the agreement is terminated without cause, Mr. Streicher is entitled to receive his base salary until the later of eighteen months following the actual date of termination or October 31, 2002. If the agreement is terminated for cause, Mr. Streicher is not entitled to any further salary or other compensation.

      By agreement dated April 1, 2002, the Company, Mr. Streicher and a company wholly owned by Mr. Streicher, Supreme Oil Company, agreed that Mr. Streicher would undertake an orderly liquidation of his and Supreme's shares of the Company's common stock, directly or indirectly, and use the net proceeds of any sales of such stock to repay approximately $680,000 which he and Supreme owed to the Company. On or about June 13, 2002, Supreme sold 613,000 shares of the stock for net proceeds of at least $680,000. Mr. Streicher subsequently paid $480,000 of those proceeds to the Company but has challenged the validity of portions of the underlying debt and has therefore declined to pay the balance of approximately $200,000 to the Company. As a result of Mr. Streicher's actions, effective July 19, 2002, the Company suspended further payments of salary to Mr. Streicher under his November 1, 2000 employment agreement. The Company believes that Mr. Streicher's retention of the $200,000 was a breach of the April 1, 2002 debt repayment agreement between him and the Company and constitutes grounds for termination of Mr. Streicher's employment agreement for cause. As of September 30, 2002, the Company has not terminated Mr. Streicher for cause under his employment agreement. If the Company does so, it will no longer be obligated to pay any salary or other compensation to him under that agreement. Any such termination would not affect the obligation of Mr. Streicher and Supreme to repay the $200,000.

      The Company entered into an employment agreement with Richard E. Gathright on October 26, 2000 pursuant to which Mr. Gathright serves as President and Chief Executive Officer of the Company. The agreement has a term of three years, commencing on October 26, 2000, provides for an annual base salary of $300,000, participation, with other members of management, in a bonus program, whereby up to 10% of the Company's pretax profits will be set aside for bonus payments, and the grant of 500,000 options to purchase shares of the Company's common stock at a price of $1.50 per share. The agreement further provides that it may be terminated by the Company at any time and for any reason. If the agreement is terminated by the Company without cause, Mr. Gathright will be due the greater of all base salary due through October 31, 2003 or eighteen months base salary. If the agreement is terminated for cause, as defined, Mr. Gathright will not be entitled to the severance payments specified.

      The Company has also entered into employment agreements with other executive officers which automatically renew for successive periods unless notice of termination is given by the Company prior to a renewal period and which provide for severance payments of up to six months upon a termination without cause.

STOCK OPTION INFORMATION

      The following table sets forth, with respect to the Named Executive Officers, certain information concerning the grant of stock options in the combined five-month transition period ended June 30, 2001 and the fiscal year ended June 30, 2002.

           OPTION GRANTS IN THE FIVE-MONTH TRANSITION PERIOD ENDED JUNE 30, 2001
                                       AND
                       THE FISCAL YEAR ENDED JUNE 30, 2002

                                                          Individual Grants
                                           -----------------------------------------------      Potential Realizable
                                                        % of Total                            Value At Assumed Annual
                                            Number of     Options                               Rates of Stock Price
                                           Securities   Granted to                                Appreciation for
                                           Underlying    Employees    Exercise                    Option Term (2)
                                Date of      Options     in Fiscal      Price    Expiration   -----------------------
        Name                     Grant     Granted (1)      Year      ($/Share)     Date        5%($)        10%($)
---------------------          --------   ------------  -----------  ----------  ----------    ---------   --------
Stanley H. Streicher              --           --            --          --         --           --           --
Richard E. Gathright              --           --            --          --         --           --           --
Gary W. Williams                2/28/01      80,000         33.3       $1.50      2/28/11      $75,467    $ 191,249
Timothy W. Koshollek           11/07/01      15,000        10.34       $1.50     11/07/11      $14,150    $  35,859

--------------------
(1) All such options were granted under the Company's 2000 Stock Option Plan and become exercisable in installments over three years.
(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future price of the common stock.

STOCK OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

      The following tables set forth certain information concerning option exercises in the five-month transition period ended June 30, 2001 and the fiscal year ended June 30, 2002, the number of options held by the Named Executive Officers as of the five-month transition period ended June 30, 2001 and the fiscal year ended June 30, 2002 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such dates.

                                                         Number of Unexercised              Value of Unexercised
                                                              Options At                   In-the-money Options at
                               Number of              Five-month Transition Period      Five-month Transition Period
                                 Shares                    Ended June 30, 2001             Ended June 30, 2001 (1)
                                Acquired     Value     ---------------------------     -----------------------------
      Name                    On Exercise   Realized   Exercisable   Unexercisable     Exercisable     Unexercisable
                              -----------   --------   -----------   -------------     -----------     -------------
Stanley H. Streicher              --           --          --             --               --               --
Richard E. Gathright              --           --        166,650        333,350            --               --
Gary G. Williams                  --           --          --            80,000            --               --
Timothy W. Koshollek              --           --         11,000         59,000            --               --

--------------------
(1) The closing sale price for the Company's common stock as reported on the NASDAQ SmallCap Market on June 30, 2001 was $1.50. Value is calculated by multiplying (a) the difference between $1.50 and option exercise price by
     (b) the number of shares of common stock underlying the option.

                                                          Number of Unexercised            Value of Unexercised
                              Number of                        Options At                 In-the-money Options At
                               Shares                        June 30, 2002                   June 30, 2002 (1)
                              Acquired      Value      ---------------------------    ------------------------------
     Name                    On Exercise   Realized    Exercisable   Unexercisable    Exercisable      Unexercisable
                             -----------   --------    -----------   -------------    -----------      -------------
Stanley H. Streicher              --           --          --             --               --               --
Richard E. Gathright              --           --        166,650       333,350             --               --
Gary G. Williams                  --           --         16,000        64,000             --               --
Timothy W. Koshollek              --           --         27,000        58,000             --               --

----------------

(1) The closing sale price for the Company's common stock as reported on the NASDAQ SmallCap Market on June 30, 2002 was $1.25. Value is calculated by multiplying (a) the difference between $1.25 and the option exercise price by (b) the number of shares of common stock underlying the option.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During the five-month transition period ended June 30, 2001, the Board of Directors held one meeting and took four actions by unanimous written consent and during the fiscal year ended June 30, 2002, the Board of Directors held five meetings and took seven actions by unanimous written consent. No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees. The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.

      Messrs. Murphy, O'Connor and Ryberg currently serve on the Audit Committee, which met one time during the five-month transition period ended June 30, 2001, and met three times during or in connection with the fiscal year ended June 30, 2002. The duties and responsibilities of the Audit Committee include
(a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls and (d) having general responsibility for all related auditing matters.

      Messrs. Beard, Murphy and Picow currently serve on members of the Compensation Committee, which met one time during the five-month transition period ended June 30, 2001, and met two times during the fiscal year ended June 30, 2002. This Committee administers the 1996 and 2000 Stock Option Plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof and (b) construe and interpret the 1996 and 2000 Stock Option Plans. This Committee also is responsible for the final review and determination of executive compensation.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is established pursuant to our Bylaws and the Audit Committee Charter adopted by the Board of Directors on March 1, 2001. A copy of the Audit Committee Charter was attached to the Proxy Statement for our 2001 Annual Meeting of Shareholders.

      Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing the independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is comprised of three non-management directors and its responsibility is generally to monitor and oversee the processes described in the Audit Committee Charter.

      Each member of the Audit Committee is independent in the judgment of our Board and as required by the listing standards of the Nasdaq, with the exception of Mr. O'Connor. Mr. O'Connor was not an independent director for the five-month transition period ended June 30, 2001 and the fiscal year ended June 30, 2002, as a result of the loans he made to the Company and the conversion of certain of his promissory notes during those periods. See "Certain Relationships and Related Transactions" below. However, the Board believes it is in the best interest of the Company and its shareholders for Mr. O'Connor to serve as a member of the Audit Committee based on his knowledge of our operations and financial history. He has served as a financial and public relations advisor of the Company since 1997.

      With respect to the five-month transition period ended June 30, 2001 and the fiscal year ended June 30, 2002, in addition to its other work, the Audit
Committee:

      o Reviewed and discussed with the Company's management and the independent auditors the transition report for the transition period from February 1, 2001 to June 30, 2001; reviewed and discussed the quarterly reports for the periods ended December 31, 2001 and March 31, 2002; and reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2002.

      o Discussed with the independent auditors the matters required to be discussed by generally accepted auditing standards; and

      o Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence. The independent auditors met with the Audit Committee without management being present.

      In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of our independent accountants, KPMG LLP for the year ended June 30, 2002. The audit firm has discussed with the Committee, and provided written disclosures to the Committee, on KPMG's independence and other matters required to be communicated under generally accepted auditing standards.

      Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

              Joseph M. Murphy, C. Rodney O'Connor, W. Greg Ryberg


REPORT OF THE COMPENSATION COMMITTEE

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of Messrs. Beard, Murphy and Picow. The Committee's general philosophy with respect to compensation of the Company's executive officers has been to offer competitive compensation designed to attract and retain key executives critical to the long-term success of the Company and to recognize and individual's contribution and personal performance. The principal component of executive compensation has been base salary. Executive officers may also be granted stock options and bonuses.

      BASE SALARIES. Base salaries are initially determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for executive talent through review of an individual's background and overall expertise in the Company's line of business and the salaries of similarly situated executives. The Company believes that it is competitive with respect to initial base salaries. Increases to base salaries are also influenced by the performance of the Company and the individual against established goals and objectives.

      STOCK OPTIONS. The Company's Stock Option Plan provides such an incentive through the award of stock options to executive officers and other key employees. The Stock Option Plans are administered by the Compensation Committee. During the five-month transition period ended June 30, 2001, a total of 240,000 options were granted to three of the Company's executive officers. During the fiscal year ended June 30, 2002, a total of 145,000 options were granted to three of the Company's executive officers.

      ANNUAL BONUS. The Company maintains an annual incentive bonus program which provides for the payment of cash bonuses to executive officers and other key employees of the Company based upon the Company's financial performance and individual performance. While these bonus awards are based upon the Company's pre-tax earnings, the Committee strove to align the bonus plan targets with the Company's long-term goals so that strategic focus is maintained.

      EMPLOYMENT AGREEMENTS. In November 2000, the Company entered into an employment agreement with Stanley H. Streicher, the Company's Chairman of the Board. In October 2000, the Company entered into an employment agreement with Richard E. Gathright, the Company's President and Chief Executive Officer. The Company has entered into employment agreements with other executive officers which automatically renew for successive periods unless notice of termination is given by the Company prior to a renewal period and which provide for severance payments of up to six months upon a termination without cause. Accordingly, the compensation paid or payable to Mr. Streicher, Mr. Gathright and the other executive officers for fiscal 2002 and subsequent years will be determined pursuant to their employment agreements. See "Executive Compensation -- Employment Contracts."

               Wendell R. Beard, Joseph M. Murphy, Robert S. Picow


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Picow, a member of the Company's Compensation Committee, purchased shares of the Company's common stock during the fiscal year ended June 30, 2002. See "Certain Relationships and Related Transactions" below.


DIRECTOR COMPENSATION

      The Company compensates each non-employee director with a director's fee of $1,500 per quarter. From January 1, 2001 through October 1, 2001, the non-employee directors received director's fees of $1,000 per month. In addition, the Company's directors are reimbursed for any out-of-pocket expense incurred by them for attendance at meetings of the Board of Directors or committees thereof.

      Each non-employee who served as a member of the Company's board of directors as of the May 10, 2001 effective date of the Directors Plan, and each non-employee who is elected or otherwise appointed as one of the Company's directors thereafter, received a fully vested option to purchase 20,000 shares of stock exercisable at the closing price on the date of grant. On the last day of each fiscal quarter while the Directors Plan is in effect, each non-employee director will receive an additional grant of an option to purchase 625 shares of stock at the closing price on the last trading day in the quarter. Further, in accordance with the Directors Plan, additional options may be granted to non-employee directors from time to time.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In January 2001, the Company issued 133,333 shares of common stock to C. Rodney O'Connor, a director of the Company, upon conversion of a July 2000 $200,000 promissory note issued to him by the Company at a conversion price of $1.50. In February 2001, the Company issued 6,666 shares of common stock to Mr. O'Connor in a private placement at $1.50 per share. Both of these transactions were part of a private offering to accredited investors conducted from January 2002 through March 2002 in which a total of 1,711,666 shares of common stock was issued to 17 individuals and institutions. The common stock sold in this offering included an aggregate of 850,000 shares issued to two private funds managed by Fundamental Management Corporation. Mr. O'Connor and Robert Picow, another director of the Company, are members of board of directors of Fundamental Management Corporation.

      In July 2000 the Company issued a promissory note in the principal amount of $200,000 to Mr. O'Connor. In addition, during the period between April 2001 and October 2001, the Company issued an aggregate of $2.7 million of convertible subordinated promissory notes to five individuals and institutions, including four notes to Mr. O'Connor in principal amounts totaling $841,000 and eight notes totaling $1,575,000 to two private funds managed by an entity of which Mr. O'Connor is also a director.
In January 2002, Mr. O'Connor and the two private funds converted the aforementioned notes to common stock of the Company at a conversion price of $1.24 per share. Including common stock issued in lieu of interest earned to the date of conversion, a total of 858,778 were issued to Mr.
O'Connor and a total of 1,317,052 shares were issued to the two private funds managed by Fundamental Management Corporation.

      Mr. O'Connor is also Chairman and Chief Executive Officer of Cameron Associates, Inc., a financial consulting and investor relations public relations firm, which has provided investor relations to the Company since 1997, at a cost of $2,500 per month during the five-month transition period ended June 30, 2001 and the fiscal year ended June 30, 2002. In addition, the Company paid an additional fee of $70,000 to Cameron Associates on March 11, 2001 for financial consulting services, including but not limited to consulting services in connection with the structuring of certain of the Company's capital raising efforts.

      In August 2001, the Company issued 133,333 shares of common stock to Robert Picow, a director of the Company, in a private placement at $1.50 per share. In January 2002, the Company issued 476,190 shares in the same private placement at $1.05 per share to another investor. As a result of the reduction in the offering price in January 2002 to $1.05 per share, 57,143 additional shares were issued to Mr. Picow, resulting in an effective price of $1.05 for all shares purchased.

      The related party account receivable from Streicher Enterprises, Inc. ("Enterprises"), an entity wholly owned by the Company's Chairman, Stanley H. Streicher, amounted to approximately $204,000 and $583,000 at June 30, 2002 and 2001, respectively, and $540,000 and $501,000 at January 31, 2001 and 2000,
respectively, bearing interest at 8.25 percent per annum. Two promissory notes to the Company, one dated January 31, 1997, in the amount of $319,043 due January 31, 2007, and the second in the amount of $94,850 dated January 31, 1998 due January 31, 2007 (the "Notes"), represented the bulk of the above referenced account. Mr. Streicher personally guaranteed the principal of, and interest on, the Notes. Such amounts represented tax benefits of the Company used by Enterprises, certain expenses of Enterprises paid by the Company prior to its initial public offering and cash advances to Enterprises prior to the Company's initial public offering. Interest income on the account included approximately $41,000 and $18,000 for the year ended June 30, 2002 and the transition period, respectively, and approximately $42,000 and $37,000 for the fiscal years ended 2001 and 2000 relating to the account receivable from Enterprises. Enterprises was required to make annual payments of interest only with a final payment of all accrued interest and unpaid principal due on January 31, 2007. The account receivable was secured by a pledge of 360,213 shares of the Company's common stock owned by Supreme Oil Company ("Supreme"), another entity wholly owned by Mr. Streicher.

      The Company had leased its former corporate headquarters from Mr. Streicher (see below), from which a portion of the above referenced account receivable had arisen. Mr. Streicher and the Company entered into a Lease Cancellation and Assignment of Sublease dated February 1, 2002, whereby Mr. Streicher agreed to pay to the Company the net book value of certain leasehold improvements which were paid by, and carried on the books of, the Company as of April 30, 2001, in the amount of $59,600 (the "Leasehold Improvements Debt") on or before March 31, 2002.

      On April 1, 2002, Mr. Streicher, Supreme and the Company entered into an agreement with respect to the repayment by Mr. Streicher and Supreme of the Leasehold Improvements Debt and the Notes (collectively, the "Debt"). In connection therewith, Supreme delivered to the Company additional shares of the Company's stock owned by Supreme, so that an aggregate of 533,088 shares of the Company's common stock owned by Supreme (the "Certificates") were pledged as security for the Debt.

      In the April 1, 2002, agreement, Mr. Streicher and Supreme agreed to accelerate the due date of the Notes to September 30, 2003, to make quarterly payments of interest on the Debt, and waived any defenses to foreclosure on the Certificates if the Debt remained unpaid on September 30, 2003. The Company agreed to defer any such foreclosure on the Certificates until that date in exchange for the pledge by Supreme of additional shares of the Company's common stock owned by Supreme and the waiver of defenses to any such foreclosure on all pledged stock if and to the extent that the Debt was not repaid prior to the expiration of such eighteen month period (the "Acceleration Period"). Supreme also agreed to pledge additional shares of the Company's common stock if the Company deemed itself insecure during the Acceleration Period. Mr. Streicher and Supreme also agreed that, in order to ensure that the Debt was repaid before the end of the Acceleration Period, Supreme would conduct an orderly liquidation of those of Supreme's shares of the Company's common stock which were not pledged to the Company and then would pay the entire net proceeds of such liquidation, if any, to the Company.

      On June 12, 2002, Supreme sold 613,000 shares of the Company's common stock for aggregate gross proceeds of $711,080 and net proceeds of at least $680,000. According to the April 1, 2002, agreement, Mr. Streicher and Supreme were thereby obligated to repay the entire balance of the Debt, then approximately $680,000. On June 29, 2002, Mr. Streicher tendered $480,000 to the Company as partial repayment of the Debt but declined to tender the balance of approximately $200,000 required by the April 1, 2002 agreement. The Company informed Mr. Streicher and Supreme that it considered the failure to pay the $200,000 to be a breach of the April 1, 2002 agreement and demanded immediate payment. Mr. Streicher subsequently informed the Company that he questions the validity of certain portions of the Debt.

      On July 19, 2002, after Mr. Streicher and Supreme refused the Company's demand, the Company suspended further payments of salary to Mr. Streicher under his November 1, 2000 employment agreement. The Company believes that the withholding of the $200,000 by Mr. Streicher and Supreme was also a breach of Mr. Streicher's November 1, 2000 employment agreement, constituting grounds for the Company to terminate that agreement for cause. As of September 30, 2002, the Company has not terminated Mr. Streicher for cause under his employment agreement. If the Company does so, it will no longer be obligated to pay any salary or other compensation to him under that agreement. Any such termination would not affect the obligation of Mr. Streicher and Supreme to repay the $200,000.

      In April 2001, the Company relocated its corporate offices and simultaneously entered into a lease agreement for its new corporate offices. At that time the Company was obligated under a July 31, 1993 lease agreement covering the former corporate offices with the Company's Chairman, Stanley H. Streicher, the expiration of which lease was July 31, 2013. In May 2001, the Company entered into a sub-lease agreement with an unrelated third party for the lease of the Company's former corporate offices. In January 2002, Mr. Streicher canceled the lease covering the Company's former corporate offices and the Company assigned the sublease to Mr. Streicher, effective February 1, 2002.

      The Company has also been obligated to Mr. Streicher under two operating leases covering property utilized for division truck yards and offices, of which one lease expired in April 2002, and the other expires in August of 2015. Rent expense paid to Mr. Streicher by the Company for the lease of its former corporate offices and the two division facilities was $30,000, $23,000, $88,000, and $88,000, for the fiscal year ended June 30, 2002, the transition period ended June 30, 2001, and the fiscal years ended January 31, 2001 and 2000, respectively.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2002 by (a) each person who owns beneficially more than five percent of our outstanding common stock, (b) each director or director nominee who owns any such shares, (c) the chief executive officer and three other highly compensated executive officers or former executive officers and (d) our directors and executive officers as a group:

                                                                                                 Common Stock
                                                                                           Beneficially Owned (1)(2)
                                                                                          --------------------------
                                                                                            Shares           Percent
                                                                                          ---------          -------
Stanley H. Streicher, Chairman of the Board (3)                                             641,157            8.89%
Richard E. Gathright, Chief Executive Officer and President (4)                             168,150            2.33%
Gary G. Williams, Senior Vice President, Commercial Operations (5)                           18,500            *
Timothy W. Koshollek, Vice President, Marketing (6)                                          27,000            *
Wendell R. Beard, Director (7)                                                               23,625            *
Joseph M. Murphy, Director (8)                                                               36,013            *
C. Rodney O'Connor, Director (9)                                                          1,121,902           15.55%
Robert S. Picow, Director (10)                                                              213,601            2.96%
W. Greg Ryberg, Director (11)                                                                93,125            1.29%
Active Investors II (12)                                                                  1,083,526           15.02%
Active Investors III (12)                                                                 1,083,526           15.02%
GM Johnston Family Limited Partnership                                                      476,190            6.60%
All directors and executive officers as a group (9 persons) (13)                          2,343,073           32.47%

----------------
* Less than one percent.
(1) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Streicher Mobile Fueling, Inc., 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309.
(2) Based on 7,215,469 shares of Common stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common stock which a person has the right to acquire within 60 days of September 30, 2002 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but not the percentage ownership of any other person.
(3) Includes 641,157 shares owned by Supreme Oil Company, Inc., of which Stanley H. Streicher owns 100% of the outstanding capital stock.
(4) Includes 166,650 shares issuable upon exercise of options that are presently exercisable. Excludes 333,350 shares issuable upon the exercise of options that are not presently exercisable.
(5) Includes 16,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 64,000 shares issuable upon the exercise of options that are not presently exercisable.
(6) Includes 27,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 58,000 shares issuable upon the exercise of options that are not presently exercisable.

(7) Includes 23,125 shares issuable upon the exercise of options that are presently exercisable.
(8) Includes 36,013 shares issuable upon the exercise of options that are presently exercisable.
(9) Includes 23,125 shares issuable upon the exercise of options that are presently exercisable. Excludes 316,050 shares owned by Mr. O'Connor's adult children, as to which shares Mr. O'Connor disclaims any beneficial ownership interest.
(10) Includes 23,125 shares issuable upon the exercise of options that are presently exercisable.
(11) Includes 23,125 shares issuable upon the exercise of options that are presently exercisable.
(12) Active Investors II and Active Investors III are private funds managed by Fundamental Management Corporation of which Mr. O'Connor and Mr. Picow are directors and shareholders, however, they disclaim any beneficial ownership interest in these shares.
(13) Includes 338,163 shares issuable upon the exercise of presently exercisable options. Excludes 455,350 shares issuable upon the exercise of options that are not presently exercisable.

                                PERFORMANCE TABLE

      The following table shows the cumulative total shareholder return of the Company's Common stock over the fiscal period ended June 30, 2002, the five-month transition period ended June 30, 2001, and the fiscal periods ended January 31, 2001, 2000, 1999, 1998 and 1997 as compared to the total returns of the NASDAQ Stock Market Index and Russell 2000 Index. Returns are based on the change in year-end to year-end price and assume reinvested dividends. The table assumes $100 was invested on January 31, 1997 in the Company's common stock, NASDAQ Stock Market Index and Russell 2000 Index.

                                              5-month
                                            Transition
                                              Period
                                    6/30/02   6/30/01      1/31/01    1/31/00    1/31/99     1/31/98    1/31/97
                                    -------   -------      -------    -------    -------     -------    -------
  Streicher Mobile Fueling, Inc.     $14.00    $17.00       $26.00     $74.00     $24.00      $43.00    $100.00
  NASDAQ Stock Market US            $108.00   $159.00      $202.00    $289.00    $185.00     $118.00    $100.00
  Russell 2000 Index                $134.00   $147.00      $145.00    $139.00    $118.00     $118.00    $100.00


                COMPARISON OF 65 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG STREICHER MOBILE FUELING, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX


                                [OBJECT OMITTED]

                                  OTHER MATTERS

      As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.


                      FEES PAID TO OUR INDEPENDENT AUDITORS

AUDIT FEES

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our financial statements for the five months ended June 30, 2001 and the year ended June 30, 2002, including reviews of the financial statements included in our quarterly reports of Form 10-Q, were $45,000 and $81,500, respectively.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      KPMG LLP billed no fees for professional services rendered to us for information technology services relating to financial information systems design and implementation for the five months ended June 30, 2001 and the year ended June 30, 2002.

ALL OTHER FEES

      Other fees billed by KPMG LLP for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" totaled $20,000 for the five months ended June 30, 2001 and the year ended June 30, 2002 and covered consulting work in connection with the Company's S-3 registration, the conversion of subordinated promissory notes, private placements, and other related services.

                              SHAREHOLDER PROPOSALS

      Shareholders interested in presenting a proposal for consideration at our 2003 Annual Meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than June 30, 2003. If the date of the 2003 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2002 Annual Meeting, any such proposals must be submitted no later than the close of business on the later of the 60th day prior to the 2003 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

                               By Order of the Board of Directors
                               RICHARD E. GATHRIGHT
                               Chief Executive Officer, President and Director

Ft. Lauderdale, Florida
October 11, 2002

                                    APPENDIX


                         STREICHER MOBILE FUELING, INC.

         This Proxy is Solicited on Behalf of The Board of Directors For The Annual Meeting of Shareholders on November 21, 2002

      The undersigned hereby appoints Richard E. Gathright and Michael S. Shore, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Streicher Mobile Fueling, Inc. held of record by the undersigned on September 30, 2002, at the Annual Meeting of Shareholders to be held on November 21, 2002, at 10:00 a.m. at Sheraton Suites Cypress Creek, 555 NW 62nd Street, Fort Lauderdale, Florida, or any adjournment or postponement of such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED HEREIN.

                               (See reverse side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF SHAREHOLDERS

                         STREICHER MOBILE FUELING, INC.


                                NOVEMBER 21, 2002

  [down arrow] |X| Please Detach and Mail in the Envelope Provided [down arrow]

|X| please mark your
    votes as indicated
    in this example

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                        A VOTE FOR ALL OF THE PROPOSALS.


1. ELECTION OF DIRECTORS

                VOTE FOR all
             nominees listed at
         right, except as marked          VOTE WITHHELD
           to the contrary below          from all nominees
                  [ ]                       [ ] NOMINEES:

(Instruction:  To withhold authority for any           WENDELL R. BEARD
individual nominee, write that nominee's name          RICHARD E. GATHRIGHT
on the space provided below.)                          SHERRILL W. HUDSON
                                                       LARRY S. MULKEY
_______________________________________                C. RODNEY O'CONNOR
                                                       ROBERT S. PICOW
                                                       W. GREG RYBERG

2. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

_________________  ____________________________   Dated:__________________, 2002
(SIGNATURE)        (SIGNATURE, IF HELD JOINTLY)

NOTE: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.

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